Exhibit 99.1

JBI, Inc. Announces Initial Third Quarter 2013 Fuel Production, Files Form 10-Q for Second Quarter 2013, Announces Board and Governance Changes, and $3 Million Secured Debt Commitment

Niagara Falls, New York, August 15, 2013 - JBI, Inc. (the “Company” or “JBI”) (OTCQB: JBII), a clean energy company that recycles waste plastic into liquid fuels, today announced select initial third quarter fuel production metrics. In addition, the Company announced that it has filed its Form 10-Q for its second fiscal quarter of 2013 and that it has made changes in the Company’s executive team and Board of Directors.

JBI Files Second Quarter Results on Form 10-Q

The company has filed its Quarterly Report on Form 10-Q for the second quarter 2013. As reported in the Form 10-Q, the Company reported $128,003 in total revenues, a 28.7% decrease from the second quarter of 2012. The Company reported $69,903 in fuel revenues, a 29.5% decrease from the second quarter of 2012 and costs of goods sold related to fuel revenues of $113,046, a 42.4% increase from the second quarter of 2012. Net losses from continuing operations for the quarter were $2,555,716, compared to $4,028,390 in second quarter of 2012.

The Company produced 43,814 total gallons of fuel in the second quarter of 2013, compared to 68,569 gallons produced in second quarter 2012, a 36.1% decrease. Total cost per gallon was $2.43 per gallon, compared to $1.23 per gallon for the second quarter 2012, representing a 98.2% increase in cost per gallon. Readers are encouraged to review the Company’s Form 10-Q in its entirety, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Select Third Quarter Fuel Production Metrics

The Company is pleased to report that in its third fiscal quarter through August 12, 2013, it produced approximately 82,618 gallons of fuel, with approximately 64,542 (78.12%) gallons produced as in-spec diesel fuel and approximately 18,075 (21.88%) gallons produced as naphtha.

“I’m extremely pleased with the consistency in which we’ve been able to produce fuel to start the third quarter”, stated JBI Chief of Technology, John Bordynuik. “We are still running processor three conservatively and are encouraged that the residue removal is working as expected. Residue has been removed continuously during the machine’s startup run, which today will be on its 23rd consecutive day. ” He continued, “We are looking forward to getting to the point where we can begin to test significantly higher feed rates on processor three.”

Richard Heddle & Philip J. Bradley Appointed to Board of Directors
Richard Heddle Appointed as CEO, Nicholas Terranova Appointed as CFO

The Company is pleased to announce that on August 14, 2013, Richard Heddle and Philip Bradley were appointed to the Board of Directors of the Company. Mr. Heddle will serve as Chairman of the Board and Chief Executive Officer of the Company. Nicholas Terranova, the Company’s Corporate Controller since 2011, has been  promoted to Chief Financial Officer of the Company.

Mr. Heddle is an accomplished entrepreneur with over 25 years of executive business experience. Richard has owned, operated and grown his namesake company, Heddle Marine Services, since 1987. Heddle Marine Services is currently the largest marine repair firm that operates floating dry docks on the Canadian side of the great lakes. Richard has grown his company from a small startup consisting of two individuals to a company that now employs over 60. He is both a Certified Millwright and Hoisting Engineer. Richard has significant expertise in logistics, supply chain analytics and managing production. Richard brings with him over 25 years of comprehensive experience in fabrication, engineering and machinery.

Philip J. Bradley has over 35 years of executive accounting and business experience. He worked as an Audit Manager and former partner of Grant Thornton Canada, where he worked for 29 years. Philip also served two three year terms in the Firm's National Office, where he was responsible for recruitment, human resource administration, as well as  providing support services to the Firm's professional practice offices. Philip then commenced practice as a sole-proprietor and has been working privately as a Chartered Professional Accountant for over 10 years. He is a member of the Canadian Institute of Chartered Accountants, and the Institute of Chartered Accountants of both Ontario and Nova Scotia. He received a Bachelor of Business Administration from the University of Prince Edward Island in 1975 and was admitted to the Institute of Chartered Accountants of Nova Scotia in 1976.

Nicholas J. Terranova, CPA, is the former Corporate Controller for JBI, Inc., holding that position for nearly two years. Nicholas has extensive experience managing the finances and public finance reporting at JBI. Prior to that, Nicholas was a former Senior Accountant at Freed Maxick & Battaglia, a top 100 largest CPA firm in the United States for over three years. During his tenure at Freed, Maxick & Battaglia, Nicholas served on the firm’s SEC function, assisting with compliance testing and assessing the effectiveness of internal controls over financial reporting. Nicholas holds a B.S. in Accounting from Saint John Fisher College.

“I’m extremely eager to start making a difference at JBI with our new team,” stated Richard Heddle, Chief Executive Officer, “Having identified numerous areas of opportunity within the company and with the momentum of processor three’s initial production behind us, I feel encouraged and confident about making JBI a shareholder-first company focused on success.”

Both Tony Bogolin and Matthew Ingham resigned from their respective positions effective August 14, 2013.

$3 Million Secured Debt Commitment

Finally, on August 14, 2013, the Company entered into a binding term sheet agreement with Richard Heddle to secure an investment in the Company of $3 million. The investment will consist of the purchase of a 12.5% Senior Secured Promissory Note (“Senior Debt”) secured by the property, plant and equipment and intellectual property of the Company, that bears an interest rate of 12.5%. The Senior Debt has a term of five years and has detachable warrants valued at 120% of the closing price of the stock on the date prior to funding.

“We’re extremely pleased to announce that we’ve initially secured what we believe to be financing that’s favorable to our shareholders,” stated Nicholas Terranova, JBI Chief Financial Officer. “We’re confident going forward that this capital will provide us with the funding necessary to begin to implement immediate changes that our new executive team has identified.”

The company plans to elaborate on the content of this press release during its previously disclosed and scheduled conference call at 11:00am EDT this morning. Details on the conference call can be found on the company’s website located at www.plastic2oil.com.

A transcript of the conference call will be disclosed in a timely fashion after the call and will be publicly available on the website of the Securities and Exchange Commission at www.sec.gov later today.

For further information about the Company’s second fiscal quarter 2013, including its financial results, readers of this press release should review the Company’s disclosures in its Quarterly Report on Form 10-Q, which will be publicly available on the website of the Securities and Exchange Commission at www.sec.gov later today.

About JBI, Inc.

JBI, Inc. is a clean energy company that recycles waste plastic into liquid fuels. JBI’s proprietary Plastic2Oil technology can deliver economic and environmental benefits by replacing refined fuels and diverting waste plastic from landfills. For further information, please visit www.plastic2oil.com.

Forward Looking Statements

This press release contains statements, which may constitute "forward looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees as of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, and members of its management as well as the assumptions on which such statements are based, including the expected timing of the Company's Form 10-K, execution of the proposed agreements described above and consummation of the transactions contemplated by such agreements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, but are not limited to: (1) JBI has a history of net losses, and may not be profitable in the future; (2) JBI may not be able to obtain necessary licenses, rights and permits required to develop or operate our Plastic2Oil business, and may encounter environmental or occupational, safety and health conditions or requirements that would adversely affect its business; and (3) JBI may experience delays in the commercial operations of its Plastic2Oil machines and there is no assurance that they can be operated profitably. For a more detailed discussion of such risks and other factors, see the Company's Annual Report on Form 10-K, filed with the SEC on March 15, 2013, as amended on April 30, 2013, and its other SEC filings. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT

Chris Irons
Corporate Communications & Investor Relations Manager
716.471.5995
ir@jbi.net

MEDIA INQUIRIES

media@jbi.net
or please visit the JBI, Inc. Newsroom at
www.plastic2oil.com